Exhibit 23.3

CONSENT OF BEIJING DEHENG LAW OFFICES

July 28, 2025

Clean Energy Technologies, Inc.

1340 Reynolds Ave., Unit 120

Irvine, California 92614

Re:	Clean Energy Technologies, Inc. Registration Statement on Form S-3

We consent to the use of this consent and the references to our firm and the legal advice in the Amendment No. 7 to the Registration Statement on Form S-3 (File No. 333-275127) with respect to the filing obligations under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies released by the China Securities Regulatory Commission.

We also consent to the reference of our name in such Registration Statement.

In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours sincerely,

/s/ Beijing DeHeng Law Offices

Address: 北京市西城区金融街19号富凯大厦B座12层 | 12/F Tower B, Focus Place, 19 Finance Street, Beijing, P.R.China

Tel: +86 10 5268 2855

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